Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271635) and Form S-8 (Nos. 333-227907, 333-230473, 333-237091, 333-254086, 333-263189 and 333-270230) of SI-BONE, Inc. of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 27, 2024